US-DOCS\164055336 053552-0008 October 17, 2025 Robb Alan LeMasters Via E-Mail Dear Robb, We are very pleased to extend the following offer of employment with Lineage Logistics Services, LLC (the “Employer”) for the position of Chief Financial Officer of Lineage, Inc. (the “REIT”) and certain of its subsidiaries commencing on November 10, 2025 (the date you actually commence employment, the “Start Date”). The Employer, together with the REIT, are referred to herein as the Company. This offer is subject to the approval of the Compensation Committee (“Compensation Committee”) of the Board of Directors of the REIT (the “Board”). The employment relationship between you and the Company will be at-will. This means that the employment relationship is for no specific term and may be terminated by either you or the Company at any time for any reason, with or without cause or advance notice. Your employment is contingent upon you executing on or prior to the Start Date, and thereinafter complying with our standard Proprietary Information, Inventions, Non-Solicitation Agreement, Confidentiality Agreement and Arbitration Agreement, copies of which are enclosed with this offer letter. We require that you not obtain, keep, use for our benefit, or disclose to us any confidential, proprietary or trade secret information that belongs to others, unless the party who has the rights to the information expressly consents in writing in advance. Also, by signing below you affirm that you are not a party to any agreement that would limit your ability to perform your duties for us. The details of the position are listed below for your review and consideration: Position, Title and Duties: Your title will be Chief Financial Officer of the Company, reporting to the President and Chief Executive Officer of the Company (currently, Greg Lehmkuhl). You will have duties and obligations commensurate with your position. While employed with the Company, you will devote your best efforts and full business time and attention to the Company’s business and affairs, and, except as set forth on Annex A, (i) will not serve as an employee or consultant or on the board of directors or similar body of any other entity, or (ii) engage in any other business activity that is or may be competitive with the Company; provided that, you will be permitted to serve on the boards of directors of non-profit, civic or charitable organizations and manage your personal investments so long as such activities do not materially interfere with the performance of your duties as Chief Financial Officer or compete or conflict with the Company’s business. Principal Work Location: You will be permitted to work remotely as may be mutually agreed between the Company and you in accordance with the Company’s applicable policies, except for business-related travel as may be necessary from time to time, including to the Company’s principal offices, currently located in Novi, Michigan. You acknowledge that the Company’s primary finance function is based at the Company’s principal offices, and, without limiting the foregoing, you will consequently spend a meaningful amount of time working in the Company’s principal offices in order to fulfill your duties and responsibilities.

2 US-DOCS\164055336 053552-0008 Base Salary: You will receive a base salary of $700,000 per year (the “Base Salary”), pro-rated for any partial year of employment. The Compensation Committee will review your Base Salary at least annually. The Base Salary will be paid in accordance with the Company’s customary payroll practices. Incentive Plan: Commencing with the 2026 calendar year, you will be eligible to earn an annual performance bonus (the “Annual Bonus”), in the form of cash, equity-based awards, or a combination thereof, based on the attainment of certain performance objectives determined by the Compensation Committee (or with respect to any equity-based awards, the Equity Award Committee) in its sole discretion, in accordance with the Company’s applicable bonus plan or program. The aggregate dollar- denominated value of your target Annual Bonus will equal one hundred twenty-five percent (125%) of the Base Salary. The actual amount of any Annual Bonus payable to you (if any) will be determined by reference to the attainment of the applicable performance objectives, as determined by the Compensation Committee in its sole discretion. Any Annual Bonus payable in cash will be paid to you on the date on which annual cash bonuses are paid generally by the Company to its similarly situated employees, subject to your continued employment with the Company through the applicable payment date. Any Annual Bonus granted to you in the form of an equity-based award will be governed by the terms of the applicable incentive equity plan and award agreement. Sign-On Equity Award: Subject to the prior approval of the Equity Award Committee of the Board (the “Equity Award Committee”), you will receive an initial equity incentive award of LTIP units of Lineage OP, LP with an aggregate targeted value of $3,425,000, with the number of units determined based on by dividing the grant value by the closing price per share of the Company’s common stock on the Start Date (or if such date is not a trading date, the last trading day to occur immediately prior to the grant date), rounded up to the nearest whole LTIP Unit (as applicable), and with the Performance-Vesting Portion, as defined below, multiplied by 2.35 reflecting maximum performance and estimated dividends (the “Sign- On Equity Award”). Forty percent (40%) of the Sign-On Equity Award will vest in three substantially equal annual installments on each anniversary of your Start Date, subject to your continued service with the Company through the applicable vesting date (the “Time-Based Portion”) and the remaining sixty percent (60%) of the Sign-On Equity Award will be subject to performance-based vesting criteria that will be established by the Equity Award Committee, in its sole discretion, and measured over a three-year performance period commencing on January 1, 2026 and ending on December 31, 2028 (the “Performance-Based Portion”) and subject to vesting in accordance with the terms and conditions of the applicable award agreement. The Performance-Based Portion will be granted on or around April 1, 2026, at such time senior executive officers of the Company are granted equity-based awards and the Time- Based Portion will be granted within 30 days of the Start Date. The terms and conditions of the Sign-On Equity Award will be subject to such other conditions determined by the Equity Award Committee of the Board, in its sole discretion, and governed by the terms and conditions of the applicable incentive equity plan and award agreement(s). Future Equity Award: You may be eligible to be granted equity-based awards under the Company’s long- term incentive plan, subject to vesting and other conditions determined by the Equity Award Committee, in its sole discretion. The form, amount and terms of any such equity awards, if any, including whether you will be eligible for a grant in any particular calendar year, will be determined by the Equity Award Committee in its sole discretion. Stock Ownership Guidelines/Company Policies: You agree to observe and comply with all applicable laws and rules and policies of the Company, as in effect from time to time, including the Lineage, Inc. Stock

3 US-DOCS\164055336 053552-0008 Ownership Policy and the Lineage, Inc. Insider Trading Compliance Policy and Procedures. You will be subject to the Lineage, Inc. Policy for Recovery of Erroneously Awarded Compensation, as may be amended from time to time, and any other clawback or recoupment provisions as may be required pursuant to any applicable laws, stock exchange listing requirements or policies of the Company in effect from time to time. Health and Welfare/Time Off/Expense Reimbursement: You will be entitled to participate in such employee health and welfare plans and programs as the Company may from time to time offer to its executives, subject to the terms and conditions of such plans. Nothing herein is intended, or shall be construed, to require the Company to institute or continue any particular plan or benefit. You will be entitled to time off in accordance with the Company’s time off policies (e.g., vacation and paid sick leave), as in effect from time to time. The Company will reimburse all reasonable business-related (e.g., travel) expenses, subject to the Company’s internal policies with regard to such expenses. Executive Severance Plan: You will participate in the Lineage, Inc. Amended and Restated Executive Severance Plan (the “Executive Severance Plan”), subject to your execution of a Participation Agreement with the Company substantially in the form attached thereto as Exhibit A. As described in more detail in the Executive Severance Plan, you will be entitled to certain payments and benefits in the event that your employment with the REIT or any subsidiary (including the Employer) terminates under certain specified circumstances. A copy of the Executive Severance Plan is enclosed with this offer letter. Tax Matters: All payments contemplated by this offer letter will be subject to any required withholding of federal, state and local taxes pursuant to any applicable law or regulation and the Company will be entitled to withhold any and all such taxes from amounts payable under this offer letter. To the extent applicable, this offer letter will be interpreted in such manner as necessary to assure exemption from, or compliance with, Section 409A of the Internal Revenue Code (the “Code”) and Department of Treasury regulations and other interpretive guidance issued thereunder (collectively, “Section 409A”). Notwithstanding anything to the contrary herein, no compensation or benefits will be paid to you during the six-month period following your “separation from service” if paying such amounts at the time or times indicated in this offer letter would be a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code. If the payment of any such amounts is delayed as a result of the previous sentence, then on the first business day following the end of such six-month period (or such earlier date upon which such amount can be paid under Section 409A without resulting in a prohibited distribution), the Company will pay you a lump-sum amount equal to the cumulative amount that would have otherwise been payable to you during such period (without interest). In no event will the Company or its affiliates be liable for any taxes, interest or penalties imposed on you under Section 409A or any corresponding provision of state or local law. Entire Agreement: This offer letter, together with the enclosures, constitutes the complete employment agreement between you and the Company and supersedes any prior agreements, representations or understandings (whether written, oral or implied) between you and the Company. This offer letter may not be amended or modified, except by an express written agreement signed by both you and a duly authorized officer of the Company. Governing Law: This offer letter shall be interpreted and construed in accordance with the laws of the state of Virginia without regard to any conflicts of laws principles.

4 US-DOCS\164055336 053552-0008 This offer, and any employment pursuant to this offer, is conditioned upon your consent to, and results that are satisfactory to the Company of reference and background checks. You agree to execute and deliver such other instruments and to take such other action as may reasonably be required to effectuate the terms and provisions of this offer letter. *** We hope that you accept our offer of employment and look forward to having you join our team! You may indicate your agreement with these terms and accept this offer by signing and dating below. Sincerely, s/ Greg Lehmkuhl Greg Lehmkuhl President and Chief Executive Officer Lineage, Inc. Enclosures: Proprietary Information, Inventions, Non-Solicitation Agreement Confidentiality Agreement Arbitration Agreement Executive Severance Plan Offer Acceptance Signature: s/ Robb Alan LeMasters Robb Alan LeMasters 10/17/2025 Signature – Robb Alan LeMasters Printed Name Date